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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Washington Mutual, Inc. on Form S-3 of our report dated January 15, 1998, except as to Note 2 of Notes to Consolidated Financial Statements, which is as of February 13, 1998, and Note 19 of Notes to Consolidated Financial Statements, which is as of March 16, 1998, relating to the consolidated statement of financial condition as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1998, annual report on Form 10-K of Washington Mutual, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                        /s/ KMPG LLP

Los Angeles, California
February 23, 2000